AMEND AND RESTATED ARTICLES OF
                    INCORPORATION OF U.S. SONIX Inc.


THE UNDERSIGNED INCORPORATOR under the provisions of the Wyoming
Business Corporation Act adopts the following Amended and Restated Articles of Incorporation:


                               ARTICLE I
                             CORPORATE NAME

The name of the corporation is U.S. SONIX INC.


                               ARTICLE II
                            AUTHORIZED SHARES

The number of shares the Company is authorized to issue is 25.000.000 having a par value of US $ 0.0001.


                              ARTICLE III
                REGISTERED OFFICE, AGENT AND INCORPORATOR

The street address of the corporation's registered office and the name of its agent at that office is Companies House, 1107 West Sixth Avenue, Cheyenne, WY 82201.


Executed in duplicate this 9th day of November, 1999.


                                    U.S. SONIX INC.




                                    By: /s/William D Bagley
                                        -------------------
                                        William D. Bagley, Incorporator


CONSENT TO APPOINT AS REGISTERED AGENT

Companies House accepts the appointment as registered agent and states that it is familiar with the duties as agent.


                                    COMPANIES HOUSE




                                    By:  /s/ William D. Bagley
                                        ----------------------
                                        William D. Bagley, President

ARTICLES OF AMENDMENT
(BY INCORPORATOR)

The amendment to the Articles of Swan Land and Cattle Company was adopted on November 9, 1999, by the incorporator of a corporation that has not issued shares as provided by Wyo.Stat.Ann. Section 17-16-1005.

1.  The name of the corporation is SWAN LAND AND CATTLE COMPANY

2.  Article I titled "Name" is amended as follows:
    The name of the corporation is U.S. SONIX Inc.

3.  Article II titled "Authorized Shares:" is amended as follows:
    The number of shares the Company is authorized to issue is 25,000,000 having a par value of US $0.0001.

4. Article III titled "Registered Office, Agent and Incorporator" is amended as follows:
    The street address of the corporation's registered office and the name of its agent at that office is Companies House. 1107 West Sixth Avenue, Cheyenne, WY 82001.




                                 Signed: /s/ William D. Bagley
                                        ---------------------
                                        William D. Bagley, Incorporator

                            U.S. SONIX, INC.
                          ARTICLES OF AMENDMENT
                            (BY SHAREHOLDER)

1. Article I of the Articles of Incorporation of U.S. Sonix, Inc. is hereby amended to change the name of the Company as follows:

The name of the Corporation is ADVANCED MINERAL TECHNOLOGIES, INC.

2. Article II of the Articles o Incorporation of U.S. Sonix, Inc. is hereby amended to change the authorized shares of the Company as follows:

The number of shares the corporation is authorized to issue is 29,000,000 Common Shares, Par Value $0.001, and 1,000,000 Preferred Shares, Par Value $0.001.

3. The Amendment was adopted on March 16, 2000, by the shareholder. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitle to vote separately on the amendment One, and the number of votes of each voting group indisputably represented at the meeting One.

                                 Signed: /s/ Robert C. Lynes
                                        -------------------
                                        Robert C Lynes, Shareholder


           AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                  ADVANCED MINERAL TECHNOLOGIES, INC.

THE UNDERSIGNED SOLE SHAREHOLDER under the provisions of the Wyoming Business Corporation Act adopts the following Amended and Restated Articles of Incorporation:

                               ARTICLE 1
                             CORPORATE NAME

The name of the corporation is ADVANCED MINERAL TECHNOLOGIES, INC.

                               ARTICLES II
                            AUTHORIZED SHARES

The number of shares the corporation is authorized to issue is 29,000,000 Common Shares, Par Value $0.001, and 1,000,000 Preferred Shares, Par Value $0.001.

                              ARTICLE III
                REGISTERED OFFICE, AGENT AND INCORPORATOR

The street address of the corporation's registered office and the name of its agent at that office is Companies House, 1107 West Sixth Avenue, Cheyenne, WY 82001.

Executed in duplicate this 27 day of March, 2000.

                                    ADVANCED MINERAL TECHNOLOGIES, INC.
                                    By: /s/ Robert C. Lynes
                                       -------------------
                                       Robert C. Lynes, Shareholder